Exhibit 10.1

INDUSTRI-MATEMATIK INTERNATIONAL CORP.
901 Market Street , Suite 475
Wilmington, Delaware 19801

March 22, 2001
Mr. Stig Durlow
Arkivg. 7
SE-411-34 Gothenberg, Sweden

Dear Stig:
On April 3, 1997, you and Industri-Matematik International Corp.
("IMIC") entered into an amended and restated Employment Agreement effective as of May 1, 1996 ("Employment Agreement"). [All capitalized terms not defined herein have the meanings ascribed to them in the Employment Agreement.]
The purpose of this letter is to set forth agreed changes in our respective obligations in the event of a Change of Control Event. We have agreed as follows:
1.A.	Section 3.1.b of the Agreement is amended to read as
follows:
		"If IMIC terminates your employment under
this Employment Agreement without Cause (as defined in
Section 3.4.b) within 60 days prior to a Change of Control
Event (as defined in Section 3.1.c) or if IMIC or you
terminate your employment as a result of a Change of
Control Event, IMIC shall (i) pay to you in one lump sum
within 30 days of the date of termination, an amount equal
to three times the sum of (x) your Base Compensation at the
date the Change of Control Event occurred and (y) the
maximum Incentive Compensation you could earn in the Fiscal
Year in which the Change of Control Event occurred and (b)
continue to fund your pension in accordance with the terms
of the letter agreement dated April 3, 1997, between you
and IMIC for the one year period following the date of
termination."
1.B.	Section 3.2.b.2 of the Agreement shall be deleted.
2.	Except as set forth in this letter, the Employment Agreement shall remain unchanged.
If the forgoing correctly sets forth our agreement please sign and return the enclosed copy of this letter.
Very truly yours,

INDUSTRI-MATEMATIK INTERNATIONAL CORP.

By: /s/ Marvin S. Robinson
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Marvin S. Robinson, Secretary
ACCEPTED AND AGREED:
/s/ Stig Durlow
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Stig Durlow